UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2021

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 – Entry into a Material Definitive Agreement

Perma-Fix Environmental Services, Inc.’s (the “Company”) has been awarded a total of approximately $50 million in contract awards during the third quarter of 2021, to be recognized over the next 18 to 24 months. As a result, the Company’s project backlog within the Services Segment, is now estimated at approximately $74 million. Included in the new contract awards, on September 16, 2021, the Company was awarded a fixed-price contract under its Services Segment by a U.S. government entity to perform decommissioning of certain radioactive contaminated equipment and systems on a Navy vessel at one of its sites. We expect the value of this contract to be approximately $40 million dollars. Project work to be performed under the contract is expected to be completed over a twenty-four months period. Government contracts and subcontracts relating to activities at government sites are generally subject to terminate or renegotiate with thirty days notice at the government’s option.

Item 9.01 – Financial Statements and Exhibits

99.1	Press release dated September 20, 2021, styled “Perma-Fix Awarded Approximately $50 Million in New Contracts in Q3 2021”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Form 8-K contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plan to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: contract value and completion over a twenty-four months period. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; the government or such other party to a contract granted to us fails to abide by or comply with the contract or terminates existing contracts; Congress fails to provides funding for above described remediation project; impact of COVID-19; and the additional factors referred to under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of our 2020 Form 10-K and Form 10-Qs for quarter ended March 31, 2021 and June 30, 2021. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

		By:	/s/ Ben Naccarato
Ben Naccarato
Dated:	September 20, 2021		Executive Vice President, Chief Financial Officer and Chief Accounting Officer